Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cambium Networks Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

London, United Kingdom

May 29, 2019